Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David W. Doucette

U.S. Bank National Association

One Federal Street

Boston, MA 02110

(617) 603-6534

(Name, address and telephone number of agent for service)

FedEx Corporation

(Issuer with respect to the Securities)

Delaware	62-1721435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS OF DEBT SECURITIES

Exact Name of Registrant Guarantor	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address of Registrant Guarantor’s Principal Executive Offices

Federal Express Corporation	Delaware	71-0427007	3610 Hacks Cross Road Memphis, TN 38125

FedEx Ground Package System, Inc.	Delaware	34-1441019	1000 FedEx Drive Moon Township, PA 15108

FedEx Freight Corporation	Delaware	62-1835899	8285 Tournament Drive Memphis, TN 38125

FedEx Freight, Inc.	Arkansas	71-0562003	8285 Tournament Drive Memphis, TN 38125

FedEx Corporate Services, Inc.	Delaware	62-1808017	942 South Shady Grove Road Memphis, TN 38120

FedEx Office and Print Services, Inc.	Texas	77-0433330	7900 Legacy Drive Plano, TX 75024

Federal Express Europe, Inc.	Delaware	62-1441419	3610 Hacks Cross Road Memphis, TN 38125

Federal Express Holdings S.A., LLC	Delaware	62-1361344	3610 Hacks Cross Road Memphis, TN 38125

Federal Express International, Inc.	Delaware	58-1689315	3610 Hacks Cross Road Memphis, TN 38125

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item	16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, State of Massachusetts on the 13th of December, 2021.

By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

2021-00903-C

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

2021-00903-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 13, 2021

	By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2021

($000’s)

9/30/2021
Assets
Cash and Balances Due From	$63,715,510
Depository Institutions
Securities	148,000,109
Federal Funds	22,403
Loans & Lease Financing Receivables	298,005,995
Fixed Assets	6,031,305
Intangible Assets	13,529,305
Other Assets	27,506,020

Total Assets	$556,810,647
Liabilities
Deposits	$449,625,649
Fed Funds	2,016,875
Treasury Demand Notes	0
Trading Liabilities	1,136,642
Other Borrowed Money	33,001,952
Acceptances	0
Subordinated Notes and Debentures	3,600,000
Other Liabilities	14,733,477

Total Liabilities	$504,114,595
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	37,606,027
Minority Interest in Subsidiaries	804,910

Total Equity Capital	$52,696,052
Total Liabilities and Equity Capital	$556,810,647